Exhibit 99.CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-286525) of PIMCO High Income Fund of our report dated August 27, 2025, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
September 5, 2025